Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002
      In connection with the Annual Report on Form 10-K of RTW, Inc. for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

RTW, Inc.

Dated: March 30, 2006	By /s/ Jeffrey B. Murphy Jeffrey B. Murphy President and Chief Executive Officer
(Principal Executive Officer)

Dated: March 30, 2006	By /s/ Alfred L. LaTendresse Alfred L. LaTendresse Executive Vice President, Chief Financial Officer, Treasurer and Secretary
(Principal Financial and Accounting Officer)